Exhibit 10.4

FORM OF

OMNIBUS AGREEMENT

AMONG

OCEAN RIG UDW INC.

OCEAN RIG MLP HOLDINGS INC.

OCEAN RIG PARTNERS GP LLC

OCEAN RIG PARTNERS LP

OCEAN RIG OPERATING PARTNERS GP LLC

OCEAN RIG OPERATING LP

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II

THREE-YEAR DRILLING UNIT RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1	Three-Year Drilling Unit Restricted Businesses	6

Section 2.2	Permitted Exceptions	7

ARTICLE III

BUSINESS OPPORTUNITIES PROCEDURES
Section 3.1	Procedures	8

Section 3.2	Scope of Prohibition	9

Section 3.3	Enforcement	9

ARTICLE IV

RIGHTS OF FIRST OFFER
Section 4.1	Rights of First Offer	9

Section 4.2	Procedures for Rights of First Offer	10

ARTICLE V

RIGHTS TO PURCHASE ADDITIONAL INTERESTS IN OPCO, WHICH OWNS THE OCEAN RIG ATHENA, OCEAN RIG MYLOS AND OCEAN RIG SKYROS

Section 5.1	Rights to Purchase Additional Interests in OPCO, which owns the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros	10

Section 5.2	Procedures	10

ARTICLE VI

RIGHTS TO PURCHASE THE OCEAN RIG CORCOVADO, OCEAN RIG OLYMPIA, OCEAN RIG POSEIDON, OCEAN RIG MYKONOS, THE LEIV EIRIKSSON AND THE EIRIK RAUDE

Section 6.1	Rights to Purchase the Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude	12

Section 6.2	Procedures	12

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OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Ocean Rig UDW Inc., a corporation organized under the laws of the Marshall Islands (“Ocean Rig”), Ocean Rig MLP Holdings, Inc., a corporation organized under the laws of the Marshall Islands, Ocean Rig Partners LP, a Marshall Islands limited partnership (the “Partnership”), Ocean Rig Partners GP LLC, a Marshall Islands limited liability company and general partner of the Partnership (including any permitted successors and assigns under the Operating Agreement (as defined herein)) (the “Ocean Rig General Partner”), Ocean Rig Operating LP, a Marshall Islands limited partnership (“OPCO”) and Ocean Rig Operating Partners GP LLC, a Marshall Islands limited liability company and the general partner of OPCO (“OPCO GP”).

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and III, with respect to (a) those business opportunities that the Ocean Rig Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Partnership Group (as defined herein).

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to the Company’s right of first offer relating to Three-Year Drilling Units (as defined herein) that Ocean Rig might own.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to the rights of the Partnership to purchase additional interests in OPCO, which indirectly owns the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros, from Ocean Rig.

4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VI, with respect to the rights of the Partnership to purchase interests in the Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude from Ocean Rig.

5. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VII, with respect to the rights of the Partnership to purchase interests in the certain newbuilding and secondhand vessels that Ocean Rig may acquire in the future, including but not limited to the Ocean Rig Apollo, the Ocean Rig Santorini and two additional drilling units to be named from Ocean Rig.

6. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in
Section 5.2(b)(ii), Section 6.2(b)(ii), Section 7.2(b)(ii) and Article VIII, with respect to certain indemnification obligations of Ocean Rig.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Additional Fleet Interests” has the meaning given such term in Section 5.1.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 8.6 hereof.

“Board” means the Board of Directors of the Ocean Rig General Partner.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, legal and other similar costs (except with respect to Section 2.2(b) where Break-up Costs shall be deemed to include only administrative costs associated with transfer and re-flagging, including related legal costs) to the Ocean Rig Entities that would be required to transfer Three-Year Drilling Units acquired by the Ocean Rig Entities as part of a larger transaction to a Partnership Group Member pursuant to Section 2.2(b) or Section 2.2(d)(i).

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; or (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Ocean Rig or its Affiliates with respect to the Ocean Rig General Partner, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Closing Date” means the date of the closing of the initial public offering of common units representing limited partner interests in the Partnership.

“Conflicts Committee” means the Conflicts Committee of the Board of the Ocean Rig General Partner.

“ConocoPhillips” means ConocoPhillips Angola 36 and ConocoPhillips Angola 36, which are currently the charterers of the Ocean Rig Athena.

“Contribution Assets” has the meaning given such term in Section 7.1.

“Covered Environmental Losses” means all Losses suffered or incurred by the Partnership Group by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Partnership Group or the Ocean Rig Entities of the Contribution Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Contribution Assets), including, without limitation, the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), occurred before the Closing Date; and, provided, that in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“ENI” means ENI Angola S.p.A, which is currently the charterer of the Ocean Rig Poseidon.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Eirik Raude” means the rig which will be under charter with Lukoil.

“Eirik Raude Interests” means all of Ocean Rig’s rights, title and interests in the Eirik Raude, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Eirik Raude and including any drilling contracts or other agreements relating to the operation or ownership of the Eirik Raude then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 4.2(b).

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“Leiv Eiriksson” means the rig currently under charter with Rig Management Norway.

“Leiv Eiriksson Interests” means all of Ocean Rig’s rights, title and interests in the Leiv Eiriksson, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Leiv Eiriksson and including any drilling contracts or other agreements relating to the operation or ownership of the Leiv Eiriksson then in effect.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“Lukoil” means Lukoil Overseas Ivory Coast, which is currently the charter of the Eirik Raude.

“Non-Three-Year Drilling Unit” means any drilling rig or drillship that is not a Three-Year Drilling Unit.

“Ocean Rig Apollo” means the drillship to be delivered to Ocean Rig in 2015 and which will be under charter with Total E&P Congo.

“Ocean Rig Apollo Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Apollo, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Apollo and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Apollo then in effect.

“Ocean Rig Athena” means the drillship currently under charter with ConocoPhillips.

“Ocean Rig Athena Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Athena, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Athena and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Athena then in effect.

“Ocean Rig Corcovado” means the drillship currently under charter with Petrobras.

“Ocean Rig Corcovado Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Corcovado, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Corcovado and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Corcovado then in effect.

“Ocean Rig Entities” means Ocean Rig and any Person controlled, directly or indirectly, by Ocean Rig, other than the Partnership Entities.

“Ocean Rig General Partner” is defined in the introduction to this Agreement.

“Ocean Rig Management” means Ocean Rig Management Inc, a wholly owned subsidiary of Ocean Rig.

“Ocean Rig Mykonos” means the drillship currently under charter with Petrobras.

“Ocean Rig Mykonos Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Mykonos, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Mykonos and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Mykonos then in effect.

“Ocean Rig Mylos” means the drillship currently under charter with Repsol.

“Ocean Rig Mylos Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Mylos, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Mylos and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Mylos then in effect.

“Ocean Rig Olympia” means the drillship currently under charter with Total.

“Ocean Rig Olympia Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Olympia, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Olympia and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Olympia then in effect.

“Ocean Rig Poseidon” means the drillship currently under charter with Eni.

“Ocean Rig Poseidon Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Poseidon, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Poseidon and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Poseidon then in effect.

“Ocean Rig Santorini” means the drillship expected to be delivered to Ocean Rig in 2016.

“Ocean Rig Santorini Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Santorini, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Santorini and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Santorini then in effect.

“Ocean Rig Skyros” means the drillship currently under charter with Total and Total E&P Angola.

“Ocean Rig Skyros Interests” means all of Ocean Rig’s rights, title and interests in the Ocean Rig Skyros, including shares of capital stock of any Ocean Rig Entity holding ownership interests in the Ocean Rig Skyros and including any drilling contracts or other agreements relating to the operation or ownership of the Ocean Rig Skyros then in effect.

“Offer” has the meaning given such term in Section 3.1.

“Offered Assets” has the meaning given such term in Section 3.1.

“Offeree” has the meaning given such term in Section 3.1.

“Offer Period” has the meaning given such term in Section 3.1.

“OPCO” is defined in the introduction to this Agreement.

“OPCO GP” is defined in the introduction to this Agreement.

“Operating Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of ,              2014, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“Optional Drilling Unit Interests” has the meaning given such term in Section 6.1.

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Partnership” is defined in the introduction to this Agreement.

“Partnership Entities” means the Ocean Rig General Partner, the Partnership, OPCO GP and OPCO and any Person controlled by any such entity.

“Partnership Group” means the Partnership, OPCO and any Person controlled by any such entity.

“Partnership Group Member” means any Person in the Partnership Group.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Petrobras” means Petrobras Brazil, which is currently the charterer of the Ocean Rig Corcovado and the Ocean Rig Mykonos.

“Potential Transferee” has the meaning given such term in Section 4.2(a).

“Premier Oil” means Premier Oil Exploration and Production Ltd., which will be the charter of the Eirik Raude.

“Repsol” means Repsol Sinopec Brasil S.A., which is currently the charterer of the Ocean Rig Mylos.

“Rig Management Norway” means Rig Management Norway AS, which is currently the charter of the Leiv Eiriksson.

“Sale Assets” has the meaning given such term in Section 4.2(a).

“Three-Year Drilling Units” means any drilling unit or drillship operating under a charter for three or more years, together with the related charter.

“Total” means Total E&P Angola and Total E&P Angola Block 32, which is currently the charterer of the Ocean Rig Skyros and the Ocean Rig Olympia.

“Total Congo” means Total E&P Congo, which will be the charterer for the Ocean Rig Apollo.

“Transfer” means any transfer, assignment, sale or other disposition of any (a) Three-Year Drilling Unit by any Ocean Rig Entity, (b) equity interest in OPCO by Ocean Rig; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from a Ocean Rig Entity to another Ocean Rig Entity, or from a Partnership Group Member to another Partnership Group Member, (ii) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (iii) transfers, assignments, sales or other dispositions pursuant to Article II of this Agreement; or (iv) grants of security interests in or mortgages or liens on such Three-Year Drilling Units in favor of a bona fide third party lender (but not the foreclosing of any such security interest, mortgage or lien).

“Transfer Notice” has the meaning given such term in Section 4.2(a).

“Transferring Party” has the meaning given such term in Section 4.2(a).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

THREE-YEAR DRILLING UNIT RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1 Three-Year Drilling Unit Restricted Businesses.

Subject to Section 9.4 and except as permitted by Section 2.2, each of the Ocean Rig Entities shall be prohibited from acquiring, owning, operating or chartering Three-Year Drilling Units.

Section 2.2 Permitted Exceptions.

Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Ocean Rig Entity from:

(a) acquiring, owning, operating or chartering any Non-Three-Year Drilling Unit;

(b) acquiring one or more Three-Year Drilling Units if such Ocean Rig Entity offers to sell to such Three-Year Drilling Unit to the Partnership for the acquisition price plus any Break-up Costs in accordance with the procedures set forth in Section 3.1;

(c) putting a Non-Three-Year Drilling Unit under charter for three or more years if such Ocean Rig Entity offers to sell such Non-Three-Year Drilling Unit to the Partnership for fair market value (x) after the time it becomes a Three-Year Drilling Unit and (y) at each renewal or extension of that charter for three or more years, in each case in accordance with the procedures set forth in Section 3.1;

(d) acquiring one or more Three-Year Drilling Units as part of the acquisition of a controlling interest in a business or pack Three-Year age of assets and owning, operating or chartering such Three-Year Drilling Unit(s); provided, however, that:

(i) if less than a majority of the value of the business or assets acquired is attributable to Three-Year Drilling Units, as determined in good faith by Ocean Rig’s board of directors, the Ocean Rig Entity must offer to sell such Three-Year Drilling Unit(s) to the Partnerships for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 3.1; and

(ii) if a majority or more of the value of the business or assets acquired is attributable to Three-Year Drilling Units, as determined in good faith by Ocean Rig’s board of directors, Ocean Rig shall notify the Partnership of the proposed acquisition in writing. The Partnership shall, not later than the 10th calendar day following receipt of such notice, notify Ocean Rig if it or any other Partnership Group Member wishes to acquire any Three-Year Drilling Unit forming part of that business or package of assets in cooperation and simultaneously with the Ocean Rig Entity acquiring the Non-Three-Year Drilling Units forming part of that business or package of assets. If the Partnership does not notify Ocean Rig of its intent to pursue the acquisition within such 10 calendar days, the Ocean Rig Entity may proceed with the acquisition and then offer to sell Three-Year Drilling Units to the Partnership as provided in subsection (i) above;

(e) acquiring a non-controlling interest in any company, business or pool of assets;

(f) acquiring, owning, operating or chartering any Three-Year Drilling Unit if the Partnership does not fulfill its obligation to purchase such Three-Year Drilling Unit in accordance with the terms of any existing or future agreement;

(g) acquiring, owning, operating or chartering any Three-Year Drilling Unit that is subject to an offer to purchase by a Partnership Group Member as described in paragraphs (b), (c) and (d) above, in each case pending the offer of such Three-Year Drilling Unit to the Partnership and the Partnership’s determination pursuant to Section 3.1 whether to purchase the Three-Year Drilling Unit and, if the Partnership has determined to purchase or to cause any Partnership Group Member to purchase such Three-Year Drilling Unit, pending the closing of such purchase;

(h) providing ship management services relating to any drilling rig or drillship; or

(i) acquiring, owning, operating or chartering any Three-Year Drilling Unit if the Partnership has previously advised Ocean Rig that it consents to such acquisition, operation or charter.

ARTICLE III

BUSINESS OPPORTUNITIES PROCEDURES

Section 3.1 Procedures.

In the event that an Ocean Rig Entity acquires, operates or puts under charter Three-Year Drilling Units in accordance with Sections 2.2(b), 2.2(c) or 2.2(d)(i), then not later than 15 calendar days after the consummation of the acquisition or the commencement of operations or charter, such acquiring Party (the “Acquiring Party”) shall notify the Board and offer the Board (an “Offeree”) the opportunity for any Partnership Group Member to purchase such Three-Year Drilling Units (the “Offered Assets”), for their fair market value (or, in the case of an acquisition in accordance with Section 2.2(b), the acquisition price) plus, in the case of an acquisition in accordance with Sections 2.2(b),or 2.2(d)(i), any applicable Break-up Costs, in each case on commercially reasonable terms in accordance with this Section 3.1 (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable Partnership Group Member, including any liabilities to be assumed by the applicable Partnership Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. As soon as practicable, but in any event, within 15 calendar days after receipt of the Offer, the Offeree shall notify the Acquiring Party in writing that either:

(a) The Board has elected not to cause any Partnership Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, (including Section 2.2(b)), be forever free, subject to the provisions of this Agreement, to continue to own, operate and charter such Offered Assets; or

(b) The Board has elected to cause any Partnership Group Member to purchase such Offered Assets, in which event the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Partnership Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 15-day period (the “Offer Period”) after receipt by the Acquiring Party of the Board’s election to cause any Partnership Group Member to purchase the Offered Assets, the Board shall cause any Partnership Group Member to purchase the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage a mutually-agreed-upon independent investment banking firm, rig broker or other expert advisor prior to the end of the Offer Period to determine the fair market value of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree. In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such independent investment banking firm, rig broker or other expert advisor. Such independent investment banking firm, rig broker or other expert advisor will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 15 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination in writing. The fees and expenses of the independent investment banking firm, rig broker or other expert advisor, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) to cause any Partnership Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as soon as commercially practicable after determinations have been made; or

(B) not to cause any Partnership Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

Section 3.2 Scope of Prohibition.

If any Ocean Rig Entity or its Affiliates engages in the ownership or operation of Three-Year Drilling Units pursuant to any of the exceptions described in Section 2.2, the Ocean Rig Entity and its Affiliates may not subsequently expand that portion of their business other than pursuant to the exceptions contained in such Section 2.2. Except as otherwise provided in this Agreement or the Operating Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Ocean Rig Entities or the Partnership Group Members.

Section 3.3 Enforcement.

Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article III, and that any breach by any such Party of its covenants and agreements set forth in this Article III would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article III of this Agreement.

ARTICLE IV

RIGHTS OF FIRST OFFER

Section 4.1 Rights of First Offer.

(a) The Ocean Rig Entities hereby grant the Partnership a right of first offer on any proposed Transfer of any Three-Year Drillships owned or acquired by any Ocean Rig Entity after the Closing Date. The Parties acknowledge and agree that nothing in this Section 4.1 shall prevent or restrict the Transfer of the capital stock, equity ownership interests or other securities of the Ocean Rig Member or the Company.

(b) The Parties acknowledge that all potential Transfers of Three-Year Drillships are subject to (i) obtaining any and all written consents of governmental authorities and other non-affiliated third parties; (ii) the terms and conditions in the outstanding debt agreements of the Ocean Rig Entities and (iii) to the terms of all other existing agreements, in respect of such Three-Year Drillship or partnership interests of OPCO, as applicable.

Section 4.2 Procedures for Rights of First Offer.

(a) In the event that an Ocean Rig Entity (a “Transferring Party”) proposes to Transfer any Three-Year Drilling Unit (the “Sale Assets”), prior to committing to a sale for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give the Partnership (a “Potential Transferee”) written notice setting forth all material terms and conditions (including, without limitation, the purchase price or the terms of the agreement and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer the Sale Assets) (a “Transfer Notice”).

(b) After delivery of a Transfer Notice, the Transferring Party then shall be obligated to negotiate in good faith for a maximum 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above. Any such Transfer shall be approved by the Conflicts Committee in accordance with the methods set forth in the Partnership’s organizational documents.

ARTICLE V

Rights to Purchase Additional Interests in OPCO, which owns the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros

Section 5.1 Rights to Purchase Additional Interests in OPCO, which owns the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros.

(a) Ocean Rig hereby grants to the Partnership Group the unconditional right and option to purchase for a respective purchase price to be agreed upon by Ocean Rig and the Partnership Group, at any time within 60 months following the Closing Date, additional interests in OPCO which owns the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros (“Additional Fleet Interests”).

(b) The Parties acknowledge that the potential transfer of the Additional Fleet Interests pursuant to this Article V is subject to (i) obtaining any and all written consents of governmental authorities and other non-affiliated third parties; (ii) the terms and conditions in the outstanding debt agreement of the Ocean Rig entities and (iii) the terms of all other agreements existing as of the date hereof in respect of the Additional Fleet Interests including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Additional Fleet Interests. Ocean Rig hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Additional Fleet Interests pursuant to this Article V.

Section 5.2 Procedures.

(a) If a Partnership Group Member decides to exercise the option to purchase the Additional Fleet Interests, it will provide written notice to Ocean Rig of such exercise, the purchase price it proposes to pay for the applicable Additional Fleet Interests, and the other material terms of the purchase. The decision to purchase the applicable Additional Fleet Interests, the purchase price to be paid for the applicable Additional Fleet Interests, and the other terms of the purchase shall be approved by the Conflicts Committee. If the Partnership

Group Member and Ocean Rig are unable to agree on the purchase price of the applicable Additional Fleet Interests and/or the other material terms, the Partnership Group Member and Ocean Rig shall engage a mutually-agreed-upon independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor to determine the fair market value of the applicable Additional Fleet Interests and/or any other material terms on which the Partnership Group Member and Ocean Rig are unable to agree. In determining the fair market value of the applicable Additional Fleet Interests and/or the other material terms on which the applicable Additional Fleet Interests will be sold, the investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Partnership Group Member and Ocean Rig, respectively, and to all information prepared by or on behalf of the Partnership Group Member and Ocean Rig with respect to the Additional Fleet Interests and reasonably requested by such investment banking firm, broker or other expert advisor. Such investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor will determine the fair market value of the applicable Additional Fleet Interests and/or the other terms on which the Partnership Group Member and Ocean Rig are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and Ocean Rig its determination in writing. The fees and expenses of the investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will be divided equally between the Partnership Group Member and Ocean Rig. Upon receipt of such determination in writing, the Partnership Group Member will have the option, but not the obligation to purchase the applicable Additional Fleet Interests for the fair market value and on the other terms determined by the investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as soon as commercially practicable after determinations have been made.

(b) If a Partnership Group Member chooses to exercise its option to purchase the Additional Fleet Interests under Section 5.2(a), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Additional Fleet Interests pursuant to which Ocean Rig shall be obligated to sell the applicable Additional Fleet Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase such Additional Fleet Interests from Ocean Rig. The terms of the purchase and sale agreement will include the following:

(i) the Partnership Group Member will deliver a cash purchase price (unless the Partnership Group Member and Ocean Rig agree that the consideration will be paid by means of equity of the Partnership, an interest-bearing promissory note or other form of consideration);

(ii) the Partnership Group will be entitled to the benefit of the indemnification contained in Article VIII of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of the Additional Fleet Interests and occurring before the date of acquisition of the applicable Additional Fleet Interests by the Partnership Group Member;

(iii) Ocean Rig will provide customary representations and warranties with respect to title to the applicable Additional Fleet Interests and any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld;

(iv) Ocean Rig will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense, to make such surveys, tests and inspections of the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Ocean Rig Athena, Ocean Rig

Mylos and Ocean Rig Skyros or interfere with the activities of the Ocean Rig Entities or the chareters of the Ocean Rig Athena, Ocean Rig Mylos and Ocean Rig Skyros thereon and so long as the Partnership Group Member has furnished Ocean Rig with evidence that adequate liability insurance is in full force and effect;

(v) the Partnership Group Member will have the right to terminate its obligation to purchase the Additional Fleet Interests under this Article V and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Partnership Group, unsatisfactory; and

(vi) neither Ocean Rig nor the applicable Partnership Group Member shall have any obligation to sell or buy the Additional Fleet Interests if any of the consents referred to in Section 5.1(b) above have not been obtained.

(c) If a Partnership Group Member chooses or is deemed to have chosen not to exercise its option to purchase the Additional Fleet Interests at the price determined by the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor under Section 5.2(a), all future rights to purchase such Additional Fleet Interests by the Partnership Group will be extinguished.

ARTICLE VI

Rights to Purchase the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude

Section 6.1 Rights to Purchase the Ocean Rig Corcovado, the Ocean Rig Olympia, the Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude.

(a) Ocean Rig hereby grants to the Partnership Group the unconditional right and option to purchase for a respective purchase price to be agreed upon by Ocean Rig and the Partnership Group, at any time within 60 months following the Closing Date, Interests in the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude (the “Optional Drilling Unit Interests”). Interests in the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos shall only be sold together for these vessels together, as a group, and not individually.

(b) The Parties acknowledge that the potential transfer of the Optional Drilling Unit Interests pursuant to this Article VI is subject to: (i) obtaining any and all written consents of governmental authorities and other non-affiliated third parties; the terms and conditions in the outstanding debt agreement of the Ocean Rig entities and (iii) the terms of all other agreements existing as of the date hereof in respect of the Optional Drilling Unit Interests including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Optional Drilling Unit Interests. Ocean Rig hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Optional Drilling Unit Interests pursuant to this Article VI.

Section 6.2 Procedures.

(a) If a Partnership Group Member decides to exercise the option to purchase the Optional Drilling Unit Interests, it will provide written notice to Ocean Rig of such exercise, the purchase price it proposes to pay for the applicable Optional Drilling Unit Interests, and the other material terms of the purchase. The decision to purchase the applicable Optional Drilling Unit Interests, the purchase price to be paid for the applicable Optional Drilling Unit Interests, and the other terms of the purchase shall be approved by the Conflicts Committee. If the Partnership Group Member and Ocean Rig are unable to agree on the purchase price of the applicable Optional Drilling Unit Interests and/or the other material terms, the Partnership Group Member and

Ocean Rig shall engage a mutually-agreed-upon independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor to determine the fair market value of the applicable Optional Drilling Unit Interests and/or any other material terms on which the Partnership Group Member and Ocean Rig are unable to agree. In determining the fair market value of the applicable Optional Drilling Unit Interests and/or the other material terms on which the applicable Optional Drilling Unit Interests will be sold, the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Partnership Group Member and Ocean Rig, respectively, and to all information prepared by or on behalf of the Partnership Group Member and Ocean Rig with respect to the Optional Drilling Unit Interests and reasonably requested by such independent investment banking firm, broker or other expert advisor. Such independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor will determine the fair market value of the applicable Optional Drilling Unit Interests and/or the other terms on which the Partnership Group Member and Ocean Rig are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and Ocean Rig its determination in writing. The fees and expenses of the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will be divided equally between the Partnership Group Member and Ocean Rig. Upon receipt of such determination in writing, the Partnership Group Member will have the option, but not the obligation to purchase the applicable Optional Drilling Unit Interests for the fair market value and on the other terms determined by the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as soon as commercially practicable after determinations have been made.

(b) If a Partnership Group Member chooses to exercise its option to purchase the Optional Drilling Unit Interests under Section 6.2(a), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Optional Drilling Unit Interests pursuant to which Ocean Rig shall be obligated to sell the applicable Optional Drilling Unit Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase such Optional Drilling Unit Interests from Ocean Rig. The terms of the purchase and sale agreement will include the following:

(i) the Partnership Group Member will deliver a cash purchase price (unless the Partnership Group Member and Ocean Rig agree that the consideration will be paid by means of equity of the Company, an interest-bearing promissory note or other form of consideration);

(ii) the Partnership Group will be entitled to the benefit of the indemnification contained in Article VIII of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude and occurring before the date of acquisition of the applicable Optional Drilling Unit Interests by the Partnership Group Member;

(iii) Ocean Rig will provide customary representations and warranties with respect to title to the applicable Optional Drilling Unit Interests and any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld;

(iv) Ocean Rig will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense, to make such surveys, tests and inspections of the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude or interfere with the activities of the Ocean Rig Entities or charters of the Ocean Rig Corcovado, Ocean Rig Olympia, Ocean Rig Poseidon, the Ocean Rig Mykonos, the Leiv Eiriksson and the Eirik Raude thereon and so long as the Partnership Group Member has furnished Ocean Rig with evidence that adequate liability insurance is in full force and effect;

(v) the Partnership Group Member will have the right to terminate its obligation to purchase the Optional Drilling Unit Interests under this Article VI and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Partnership Group, unsatisfactory; and

(vi) neither Ocean Rig nor the applicable Partnership Group Member shall have any obligation to sell or buy the Optional Drilling Unit Interests if any of the consents referred to in Section 6.1(b) above have not been obtained.

(c) If a Partnership Group Member chooses or is deemed to have chosen not to exercise its option to purchase the Optional Drilling Unit Interests at the price determined by the independent investment banking firm, broker or other expert advisor under Section 6.2(a), all future rights to purchase such Optional Drilling Unit Interests by the Partnership Group will be extinguished.

ARTICLE VII

Rights to Purchase Any Future Newbuildings and Secondhand Vessels of Ocean Rig

Section 7.1 Rights to Purchase Any Future Newbuildings and Secondhand Vessels of Ocean Rig Including, but Not Limited to, the Ocean Rig Apollo, Ocean Rig Santorini and Two other Vessels to be Named under hulls 2119 and 2120.

(a) Ocean Rig hereby grants to the Partnership Group the unconditional right and option to purchase for a respective purchase price to be agreed upon by Ocean Rig and the Partnership Group, at any time within 36 months following the respective acquisition of the drilling unit by Ocean Rig, Interests in the any newbuilding or secondhand vessel to be acquired by Ocean Rig, including but not limited to, the Ocean Rig Apollo, the Ocean Rig Santorini, and two additional vessels to be named under hulls 2119 and 2120 (the “Optional New Acquisition Interests”).

(b) The Parties acknowledge that the potential transfer of the Optional New Acquisition Interests pursuant to this Article VIII is subject to: (i) obtaining any and all written consents of governmental authorities and other non-affiliated third parties; the terms and conditions in the outstanding debt agreement of the Ocean Rig entities and (iii) the terms of all other agreements existing as of the date hereof in respect of the Optional New Acquisition Interests including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Optional New Acquisition Interests. Ocean Rig hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Optional New Acquisition Interests pursuant to this Article VII.

Section 7.2 Procedures.

(a) If a Partnership Group Member decides to exercise the option to purchase the Optional New Acquisition Interests, it will provide written notice to Ocean Rig of such exercise, the purchase price it proposes to pay for the applicable Optional New Acquisition Interests, and the other material terms of the purchase. The decision to purchase the applicable Optional New Acquisition Interests, the purchase price to be paid for the applicable Optional New Acquisition Interests, and the other terms of the purchase shall be approved by the Conflicts Committee. If the Partnership Group Member and Ocean Rig are unable to agree on the purchase price of the applicable Optional New Acquisition Interests and/or the other material terms, the Partnership Group Member and Ocean Rig shall engage a mutually-agreed-upon independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor to determine the fair market value of the applicable Optional New Acquisition Interests and/or any other material terms on which the Partnership Group Member and Ocean Rig are unable to agree. In determining the fair market value of the applicable Optional New Acquisition Interests and/or the other material terms on which the applicable Optional New Acquisition Interests will be sold, the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Partnership Group Member and Ocean Rig, respectively, and to all information prepared by or on behalf of the Partnership Group Member and Ocean Rig with respect to the Optional New Acquisition Interests and reasonably requested by such independent investment banking firm, broker or other expert advisor. Such independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor will determine the fair market value of the applicable Optional New Acquisition Interests and/or the other terms on which the Partnership Group Member and Ocean Rig are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and Ocean Rig its determination in writing. The fees and expenses of the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as applicable, will be divided equally between the Partnership Group Member and Ocean Rig. Upon receipt of such determination in writing, the Partnership Group Member will have the option, but not the obligation to purchase the applicable Optional New Acquisition Interests for the fair market value and on the other terms determined by the independent investment banking firm, rig broker, firm generally recognized in the offshore drilling or shipping industries as qualified to perform the tasks for which such firm has been engaged or other expert advisor, as soon as commercially practicable after determinations have been made.

(b) If a Partnership Group Member chooses to exercise its option to purchase the Optional New Acquisition Interests under Section 7.2(a), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Optional New Acquisition Interests pursuant to which Ocean Rig shall be obligated to sell the applicable Optional New Acquisition Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase such Optional New Acquisition Interests from Ocean Rig. The terms of the purchase and sale agreement will include the following:

(i) the Partnership Group Member will deliver a cash purchase price (unless the Partnership Group Member and Ocean Rig agree that the consideration will be paid by means of equity of the Company, an interest-bearing promissory note or other form of consideration);

(ii) the Partnership Group will be entitled to the benefit of the indemnification contained in Article VIII of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of any future newbuilding and secondhand vessels to be acquired by Ocean Rig, including but not limited to Ocean Rig Apollo, Ocean Rig Santorini, and two other vessels to be named presently under hulls 2119 and 2120 , and occurring before the date of acquisition of the applicable Optional New Acquisition Interests by the Partnership Group Member;

(iii) Ocean Rig will provide customary representations and warranties with respect to title to the applicable Optional New Acquisition Interests and any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld;

(iv) Ocean Rig will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense, to make such surveys, tests and inspections of the vessels as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the vessels or interfere with the activities of the Ocean Rig Entities or construction or charters of the vessels thereon and so long as the Partnership Group Member has furnished Ocean Rig with evidence that adequate liability insurance is in full force and effect;

(v) the Partnership Group Member will have the right to terminate its obligation to purchase the Optional New Acquisition Interests under this Article VII and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Partnership Group, unsatisfactory; and

(vi) neither Ocean Rig nor the applicable Partnership Group Member shall have any obligation to sell or buy the Optional New Acquisition Interests if any of the consents referred to in Section 7.1(b) above have not been obtained.

(c) If a Partnership Group Member chooses or is deemed to have chosen not to exercise its option to purchase the Optional New Acquisition Interests at the price determined by the independent investment banking firm, broker or other expert advisor under Section 7.2(a), all future rights to purchase such Optional New Acquisition Interests by the Partnership Group will be extinguished.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Ocean Rig Indemnification.

Subject to the provisions of Section 8.2 and Section 8.3, Ocean Rig shall indemnify, defend and hold harmless the Partnership Group from and against (a) any Covered Environmental Losses relating to the assets contributed by the Ocean Rig Entities to the Partnership Group prior to or on the Closing Date (the “Contribution Assets”) to the extent that Ocean Rig is notified by the Partnership of any such Covered Environmental Losses within 5 years after the Closing Date and (b) Losses to the Partnership Group arising from (i) the failure of the Partnership Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Contribution Assets as are necessary to enable the Partnership Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Ocean Rig Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities or (ii) the failure of the Partnership Entities to have by the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Ocean Rig Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities, in each of clauses (b)(i) and (b)(ii) above, to the extent that Ocean Rig is notified by the Partnership of such Losses within three (3) years after the Closing Date; and (c) all federal, state, foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the Ocean Rig Entities that may result from the consummation of the formation transactions for the Partnership Group and the Partnership, but excluding any federal, state, foreign and local income taxes reserved on the books of the Partnership Group on the Closing Date.

Section 8.2 Limitation Regarding Indemnification.

The aggregate liability of Ocean Rig under Section 8.1(a) above shall not exceed $10,000,000. Furthermore, no claim may be made against Ocean Rig for indemnification pursuant to Section 7.1(a), unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case Ocean Rig shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000.

Section 8.3 Indemnification Procedures.

(a) The Partnership Group Members agree that within one month after they become aware of facts giving rise to a claim for indemnification pursuant to Section 8.1, they will provide notice thereof in writing to Ocean Rig specifying the nature of and specific basis for such claim.

(b) Ocean Rig shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in Section 7.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Partnership Group unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.

(c) The Partnership Group Members agree to cooperate fully with Ocean Rig with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 8.1, including, without limitation, the prompt furnishing to Ocean Rig of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of the members of the Partnership Group to be utilized in connection with such defense, the making available to Ocean Rig of any files, records or other information of the Partnership Group that Ocean Rig considers relevant to such defense and the making available to Ocean Rig of any employees of the Partnership Group; provided, however, that in connection therewith Ocean Rig agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Partnership Group Member pursuant to this Section 8.3. In no event shall the obligation of the Partnership Group to cooperate with Ocean Rig as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VIII; provided, however, that the Partnership Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Ocean Rig agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Ocean Rig shall have the right to retain sole control over such defense.

In determining the amount of any Loss for which any of the members of the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (a) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, and (b) all amounts recovered by the Partnership Group under contractual indemnities from third Persons. The Partnership Group hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Partnership Group in connection with such efforts shall reimbursed by Ocean Rig within a year of the determination of a Loss for which such indemnification claim is made.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Choice of Law; Submission To Jurisdiction.

This Agreement shall be subject to and governed by the laws of the State of New York. Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York and to venue in New York, New York.

Section 9.2 Notice.

All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 9.2.

Ocean Rig UDW Inc.

Address for Notice:

Tribune House

10 Skopa Street, Nicosia, Cyprus

Tel.: (+357) 22767515

Fax: (+357) 22767542

Attention: Mr. Savvas Georghiades

Ocean Rig Partners LP

Address for Notice:

Tribune House

10 Skopa Street, Nicosia, Cyprus

Tel.: (+357) 22767515

Fax: (+357) 22767542

Attention:

Ocean Rig General Partners GP LLC

Address for Notice:

Tribune House

10 Skopa Street, Nicosia, Cyprus

Tel.: (+357) 22767515

Fax: (+357) 22767542

Ocean Rig Operating Partners GP LLC

Address for Notice:

Tribune House

10 Skopa Street, Nicosia, Cyprus

Tel.: (+357) 22767515

Fax: (+357) 22767542

Ocean Rig Operating LP

Address for Notice:

Tribune House

10 Skopa Street, Nicosia, Cyprus

Tel.: (+357) 22767515

Fax: (+357) 22767542

Section 9.3 Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 9.4 Termination.

Upon a Change of Control of the Ocean Rig General Partner or of the Partnership, the provisions of Articles II, III and IV, of this Agreement (but not less than all of such Articles) shall terminate immediately. Upon a Change of Control of Ocean Rig, the provisions of Articles II, III and IV of this Agreement applicable to Ocean Rig (but not less than all of such Articles) shall terminate at the time that is the later of (a) the date on which all of the Company’s outstanding subordinated units have converted to common units of the Partnership and (b) the date of the Change of Control of Ocean Rig.

Section 9.5 Waiver; Effect of Waiver or Consent.

Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the Company. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 9.6 Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the Partnership.

Section 9.7 Assignment.

No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 9.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 9.9 Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 9.10 Gender, Parts, Articles and Sections.

Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 9.11 Further Assurances.

In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 9.12 Withholding or Granting of Consent.

Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 9.13 Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 9.14 Negotiation of Rights of Ocean Rig, Partners, Assignees and Third Parties.

The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Ocean Rig and no partner, assignee or other Person of the Partnership shall have the right, separate and apart from Ocean Rig or the Partnership, as applicable, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

OCEAN RIG UDW INC.

By:
Name:
Title:

OCEAN RIG PARTNERS LP

By:	Ocean Rig Partners GP LLC, its general partner

By:
Name:
Title:

OCEAN RIG PARTNERS GP LLC

By:
Name:
Title:

OCEAN RIG OPERATING PARTNERS GP LLC

By:
Name:
Title:

OCEAN RIG OPERATING LP

By: Ocean Rig Operating Partners GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Omnibus Agreement]

OCEAN RIG MLP HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Omnibus Agreement]